Exhibit 4i


THE RIGHTS WILL ONLY BE GRANTED TO, AND MAY ONLY BE EXERCISED BY, INVESTORS RESIDING IN THE FOLLOWING JURISDICTIONS WHERE THE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED WITH THE APPROPRIATE SECURITIES REGULATORY AUTHORITIES OR WHERE AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE: OUTSIDE THE
UNITED STATES AND IN COLORADO, CONNECTICUT, THE DISTRICT OF COLUMBIA, ILLINOIS, INDIANA, IOWA, KANSAS, MAINE, MARYLAND, MASSACHUSETTS, NEVADA, NEW JERSEY, NEW YORK, NORTH CAROLINA, RHODE ISLAND, VERMONT, VIRGINIA AND WASHINGTON. RIGHTS WILL NOT BE DISTRIBUTED TO HOLDERS WHO RESIDE IN STATES WHERE THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED OR WHERE AN EXEMPTION FROM REGISTRATION IS NOT AVAILABLE. IN ADDITION, THE SERIES B PREFERRED STOCK MAY NOT BE TRANSFERRED TO RESIDENTS OF ANY OF THE FOLLOWING
STATES: ARIZONA, FLORIDA, GEORGIA, OHIO, PENNSYLVANIA OR TEXAS.

                      CLEAN DIESEL TECHNOLOGIES, INC.

                     INSTRUCTIONS TO RECORD DATE HOLDER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock").

     This will instruct you whether to exercise or attempt to sell Rights to purchase Series B Preferred Stock distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Rights Certificates.

     1.        Please DO NOT EXERCISE RIGHTS for shares of Series B
               Preferred Stock.

     2. Please EXERCISE RIGHTS for shares of Series B Preferred Stock as set forth below:

          Basic Subscription Privilege: _________ x $____ = $_____(a)
                                       (no. of shares)

          Oversubscription Privilege: __________ x $____ = $_____(b)
                                      (no. of shares)

                            Total Payment Required = $____________(c)

               Payment in the following amount is enclosed: $__________(d)

               Please deduct payment from the following account maintained by you as follows:

               Type of Account ____________ Account No. ___________

     AMOUNT TO BE DEDUCTED: $__________(e)

     3.        Please attempt to SELL ________ RIGHTS.


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             Signature(s)
  Please type or print name(s) below


------------------------------------    Date:-------------------------, 1998


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